                               JOINT FILING AGREEMENT

        In accordance with the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on any Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G, and any
and all amendments thereto relating to shares of Common Stock, par value
$0.0001 per share, of UpHealth, Inc., a company incorporated under the laws of
Delaware. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

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        In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of June 4, 2022.

                                   THE ANAIS BRAY PROTECTIVE
                                   IRREVOCABLE TRUST

                                   Name: John Parsons
                                   Its:  Trustee

                                   By:   /s/ John Parsons
                                         -------------------------------

                                   THE SAMANTHA BRAY PROTECTIVE
                                   IRREVOCABLE TRUST

                                   Name: John Parsons
                                   Its:  Trustee

                                   By:   /s/ John Parsons
                                         -------------------------------

                                   THE BRAY DESCENDANTS TRUST

                                   Name: John Parsons
                                   Its:  Trustee

                                   By:   /s/ John Parsons
                                         -------------------------------

                [Signature Page to Bray Joint Filing Agreement]